Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF DESIGNATIONS
OF
5.75% CUMULATIVE NON-VOTING CONVERTIBLE PREFERRED STOCK
OF
CHESAPEAKE ENERGY CORPORATION

Pursuant to Section 1032(G) of the Oklahoma General Corporation Act

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Company, with the provisions thereof amending the Certificate of Designations of the above-named series of preferred stock of the Company:

RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of Article IV, Section 1 of the Certificate of Incorporation of the Company, as amended from time to time, and pursuant to Section 1032(G) of the Oklahoma General Corporation Act, the Board of Directors hereby amends the Certificate of Designations of 5.75% Cumulative Non-Voting Convertible Preferred Stock of Chesapeake Energy Corporation, filed with the Secretary of State of the State of Oklahoma on May 14, 2010 (the "Certificate of Designations"), as follows:

1.           Amendment to Section 11(a)(iii).  Section 11(a)(iii) of the Certificate of Designations is hereby deleted in its entirety and the following language is substituted therefor:

(iii)           Certificated Preferred Stock; Certificated Common Stock.  Except as provided in this Section 11(a) or in Section 11(c), owners of beneficial interest in Global Preferred Stock will not be entitled to receive physical delivery of Preferred Stock in fully registered certificated form ("Certificated Preferred Stock").  With respect to shares of Preferred Stock that are “restricted securities” as defined in Rule 144 on a conversion date, all shares of Common Stock distributed upon conversion of such shares of Preferred Stock on such conversion date will be "restricted securities" as defined under Rule 144 and, if certificated, shall bear the legend in paragraph 11(c)(vii)(1) below.  Such shares will be eligible for receipt in global form through the facilities of DTC, or, if not possible for any reason or if the Company should instruct the Transfer Agent otherwise for any reason, such shares will be issued in fully registered certificated form ("Certificated Common Stock").  Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Preferred Stock on or as soon as reasonably practicable after the relevant conversion date to the converting holder.

2.           Amendment to Section 11.  Section 11 of the Certificate of Designations is hereby amended by adding the following subsection (g):

(g)           Uncertificated Form.  To the extent acceptable to the Transfer Agent and DTC, the original issue of the shares of Preferred Stock evidencing any portion of the Global Preferred Stock and any portion of the shares of Common Stock issuable upon the conversion of the Global Preferred Stock (whether or not such shares are "restricted securities" as contemplated by Section 11(a)(iii) hereof) may be effected in uncertificated form as permitted by the Company's Bylaws and the Oklahoma General Corporation Act.

3.           Amendment to Section 12(a).  Section 12(a) of the Certificate of Designations is hereby deleted in its entirety and the following language is substituted therefor:

(a)           The Company will not take any action to list or facilitate the trading of the Preferred Stock on a (1) national securities exchange, (2) inter-dealer quotation system (it being understood that transactions reported on The Portal Market or similar or successor systems shall not be regarded as an inter-dealer quotation system) or (3) foreign national securities exchange that is officially recognized, sanctioned or supervised by a governmental authority; provided, however, that the Company may list and facilitate the trading of the Preferred Stock on the Singapore Stock Exchange so long as the Company does not register the Preferred Stock under Section 12 of the Exchange Act and does not attach to its U.S. federal income tax return the statement contemplated by U.S. Treasury Regulation 1.897-9T(d)(3)(ii).

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Designations of 5.75% Cumulative Non-Voting Convertible Preferred Stock of Chesapeake Energy Corporation to be signed and attested this 7th day of June, 2010.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ MICHAEL A. JOHNSON
Michael A. Johnson
Senior Vice President—Accounting,
Controller and Chief Accounting Officer

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer andCorporate Secretary

Attest	/s/ MARC D. ROME
Marc D. Rome
Assistant Corporate Secretary